Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-18279, 33-46981, 33-34045, 33-26681 and
2-80908) of Meridian Medical Technologies, Inc. of our report dated October 25, 1996 to Brunswick Biomedical Corporation appearing on Page 49 of this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
-------------------------------
Washington, DC
October 29, 1998

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration statement on Form S-3 (No. 333-18729) of Meridian Medical Technologies Inc. of our report dated October 25, 1996 to Brunswick BioMedical Corporation appearing on page 49 of this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
-------------------------------
Washington, DC
October 29, 1998